Risk factors

An investment in the notes involves risks.  Before deciding whether to purchase the notes, you should consider the risks discussed below and elsewhere in this offering memorandum, including those set forth under the heading “Statement regarding Forward-Looking Information”.  You should also consider the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 that is incorporated by reference in this offering memorandum.  Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or elsewhere in this offering memorandum or in our SEC filings incorporated by reference in this offering memorandum, and other risks we have not anticipated or discussed, could have a material adverse impact on our business, financial condition or results of operations.  In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially.

Risks related to the notes

Our level of indebtedness following the completion of this offering and the financing of the Acquisition could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from fulfilling our obligations under our indebtedness, including the notes.

We have a significant amount of indebtedness.  As of March 31, 2013, on an as adjusted basis after giving effect to the issuance and sale of the notes offered hereby, the incurrence and assumption of indebtedness described under “Our Acquisition of Stewart Enterprises” and the use of proceeds as described under “Use of proceeds” to, among other things, consummate the Acquisition:

•
our senior indebtedness would have been approximately $3,327.7 million, with $838.6 million outstanding under our senior credit facilities, $2,303.9 million of currently outstanding senior notes, $185.2 million of other indebtedness, including $186.9 million of secured indebtedness, and with undrawn availability of $179.7 million under our revolving credit facility; and

•
our subsidiaries, including Stewart, would have had approximately $1,786.9 million of total indebtedness and other liabilities outstanding, including the Stewart Notes and trade payables and excluding intercompany obligations and deferred revenue.

Our substantial indebtedness could have important consequences to you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, acquisitions, debt service requirements and general corporate or other purposes;

•
a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness, including indebtedness we may incur in the future, and will not be available for other purposes, including to finance our working capital, capital expenditures, acquisitions and general corporate or other purposes;

•
it could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and place us at a competitive disadvantage compared to our competitors that have less debt;

•	it could make us more vulnerable to downturns in general economic or industry conditions or in our business, or prevent us from carrying out activities that are important to our growth;

•
it could increase our interest expense if interest rates in general increase because a portion of our indebtedness, including all of our indebtedness under our senior credit facilities, bears interest at floating rates; and

•
it could make it more difficult for us to satisfy our obligations with respect to our indebtedness, including under the notes, and any failure to comply with the obligations of any of our debt instruments, including any financial and other restrictive covenants, could result in an event of default under the indenture governing the notes or under the agreements governing our other indebtedness which, if not cured or waived, could result in the acceleration of our indebtedness under our senior credit facilities and under the notes offered hereby.

Any of the above listed factors could materially affect our business, cash flows, financial condition and results of operations.

In addition to our high level of indebtedness, we also have significant rental and other obligations under our operating and capital leases for funeral service locations, cemetery operating and maintenance equipment and transportation equipment.  These obligations could further increase the risks described above.

To service our indebtedness, we will require a significant amount of cash.  Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

A significant portion of our cash flow from operations is dedicated to pay principal and interest on outstanding debt.  Our ability to make payments on and to refinance our indebtedness, including the notes offered hereby, and to fund our operations, working capital, capital expenditures and any future acquisitions, will principally depend upon our ability to generate cash flow from our future operations.  To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.  In addition, a portion of our indebtedness, as well as any future indebtedness under our second amended and restated senior credit facility, bears interest at floating rates, and, therefore, if interest rates increase, our debt service requirements will increase.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit facilities in an amount sufficient to enable us to pay our indebtedness, including the notes offered hereby, or to fund other liquidity needs.

Despite our substantial indebtedness, we may still incur significantly more debt, which could further exacerbate the risks described above.

The indenture governing the notes offered hereby does not limit our ability to incur additional indebtedness.  Although covenants in our senior credit facilities will limit our ability and the ability of our present and future subsidiaries to incur certain additional indebtedness, the terms of the senior credit facilities, the indenture governing the notes and our existing debt securities permit us to incur significant additional indebtedness, including unused availability under our revolving credit facility.  As of March 31, 2013, on an as adjusted basis after giving effect to this offering, the consummation of the Acquisition and the assumption and incurrence of indebtedness described under “Our Acquisition of Stewart Enterprises” and the use of proceeds as described under “Use of proceeds,” we would have had $179.7 million available for additional borrowing under our revolving credit facility.  In addition, neither our senior credit facilities nor the indenture will prevent us from incurring obligations that do not constitute indebtedness (as defined in those documents) or prevent our subsidiaries from incurring certain obligations.  To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

The notes lack certain covenants typically found in other comparably rated public debt securities.

Although the notes are rated below investment grade by both Standard & Poor’s and Moody’s Investors Service, they lack the protection of several restrictive covenants typically associated with comparably rated public debt securities, including:

•	incurrence of additional indebtedness;

•	payment of dividends and other restricted payments;

•	sale of assets and the use of proceeds therefrom;

•	transactions with affiliates; and

•	dividend and other payment restrictions affecting subsidiaries.

We may not be able to repurchase the notes upon a change of control, which would result in a default under the indenture governing the notes and would adversely affect our business and financial condition.

Upon the occurrence of specific kinds of change of control events, we must offer to purchase the notes at 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date.  We may not have sufficient funds available to make any required repurchases of the notes, and restrictions under our senior credit facilities may not allow that repurchase.  If we fail to repurchase notes in that circumstance, we will be in default under the indenture governing the notes and, in turn, under our senior credit facilities.  In addition, certain change of control events will constitute an event of default under our senior credit facilities.  A default under senior credit facilities would result in an event of default under the indenture if the administrative agent or the lenders accelerate our debt.  Upon the occurrence of a change of control, we could seek to refinance the indebtedness under our senior credit facilities and the notes or obtain a waiver from the lenders or you as a holder of the notes.  We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.  Any future debt that we incur may also contain restrictions on repayment of the notes upon a change of control.  See “Description of the notes—Change of control.”

Our subsidiaries are not guarantors of the notes and, therefore, the notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries.

The claims of creditors of our subsidiaries will be required to be paid before the holders of the notes have a claim, if any, against our subsidiaries and their assets.  Therefore, if there was a dissolution, bankruptcy, liquidation or reorganization of any of our subsidiaries, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of the creditors of such subsidiary.

As of March 31, 2013, on an as adjusted basis after giving effect to the issuance and sale of the notes offered hereby, and the assumption and incurrence of indebtedness described under “Our Acquisition of Stewart Enterprises” and the use of proceeds as described under “Use of proceeds” to, among other things, consummate the Acquisition, our subsidiaries (including Stewart and its subsidiaries) would have had approximately $1,786.9 million of total indebtedness and other liabilities outstanding, including the Stewart Notes and trade payables and excluding intercompany obligations and deferred revenues.  In addition, certain of our subsidiaries are guarantors of any indebtedness that we may incur under our senior credit facilities.

We are a holding company; therefore, our ability to repay our indebtedness, including the notes, is dependent on cash flow generated by our subsidiaries and their ability to make distributions to us.

We are a holding company with no significant operations or material assets other than the capital stock of our subsidiaries.  As a result, our ability to repay our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, intercompany debt repayment or otherwise.  Our subsidiaries are not guarantors of the notes and do not have any obligation to pay amounts due on the notes or to make funds available for that purpose.  In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes.  Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries.

The notes are unsecured and will be effectively subordinated to all of our existing and future secured obligations to the extent of the collateral securing such obligations.

The notes are unsecured and will be effectively subordinated to all of our existing and future secured obligations to the extent of the collateral securing such obligations.  As of March 31, 2013, on an as adjusted basis after giving effect to the issuance and sale of notes offered hereby, the assumption and incurrence of indebtedness described under “Our Acquisition of Stewart Enterprises” and the use of proceeds described under “Use of proceeds” to, among other things, consummate the Acquisition, we would have had approximately $186.9 million of secured indebtedness, which is effectively senior to the notes.

An active trading market for the notes may not develop.

The notes are a new issue of securities for which there is no established trading market.  Although the initial purchasers have advised us that they currently intend to make a market for the notes, they have no obligation to do so, and may discontinue their market-making activities at any time without notice.  In addition, any market-making activity will be subject to limits imposed by federal securities laws and may be limited during the offering of the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our operating performance and financial condition, the market for similar securities, the interest of securities dealers in making a market for the notes, prevailing interest rates and other factors.

If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected.  Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes.  We cannot assure you that the market for the notes, if any, will be free from similar disruptions or that any such disruptions will not adversely affect the prices at which the holders may sell their notes.  In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes, if any, could cause the liquidity or market value of the notes to decline.

We anticipate that the notes will be assigned ratings by rating agencies.  We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant.  Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

If we become subject to bankruptcy proceedings, the escrow funds might be deemed to be property of the bankruptcy estate, and the holders of the notes might become unsecured creditors.

If we commence a bankruptcy or reorganization case, or one is commenced against us, bankruptcy law may prevent the trustee under the indenture governing the notes from using the escrow funds to fund the special mandatory redemption.  The court adjudicating our bankruptcy or reorganization case might find that the escrow funds are property of the bankruptcy estate.  If it makes such a determination, the court could authorize the use of these funds by the bankruptcy estate or the bankruptcy trustee, if one is appointed, with or without restrictions.  Unless otherwise provided with protections in connection with such use, the holders of the notes could become unsecured creditors of the bankruptcy estate.  Under applicable bankruptcy law, secured creditors, including the holders of the notes while the funds are held in escrow, are prohibited from foreclosing upon or disposing of a debtor’s property without prior bankruptcy court approval.

There are restrictions on your ability to resell your notes.

The notes have not been registered under the Securities Act or any state securities laws.  The notes are being offered and sold pursuant to an exemption from registration under the Securities Act and applicable state securities laws.  Therefore, the notes may be transferred or resold only in transactions registered under, or exempt from, U.S. and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time.  We are obligated to file a registration statement with the SEC and to cause that registration statement to become effective with respect to the exchange notes to be issued in exchange for the notes offered hereby.  The SEC, however, has broad discretion to determine whether any registration statement will be declared effective and may delay or deny the effectiveness of any registration statement filed by us for a variety of reasons.  If the registration statement is not declared effective, ceases to be effective or you do not exchange your notes, your ability to transfer the notes will be restricted.  See “Transfer restrictions.”

Risks related to the Acquisition

We may fail to realize the anticipated benefits of the Acquisition.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated cost savings from reduced back-office and infrastructure expenses, elimination of duplicative public company and management structure costs and improved purchasing power through greater scale.  However, to realize the anticipated benefits of the Acquisition, we must successfully combine the businesses of SCI and Stewart in a manner that permits those cost savings to be realized.  If we are not able to successfully achieve these objectives, the anticipated benefits of the Acquisition may not be realized fully or at all or may take longer or cost more to realize than expected.  We expect to incur approximately $30 million of integration and restructuring costs following the completion of the Acquisition as we integrate the businesses of Stewart with those of the Company, although we cannot assure you that these costs will not be substantially higher.  SCI and Stewart have operated and, until the consummation of the Acquisition, will continue to operate, independently.  It is possible that the integration process could result in the loss of valuable employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures, practices, and policies that could adversely impact our operations.

The Acquisition may prove disruptive and could result in the combined business failing to meet our expectations.

The process of integrating the operations of Stewart may require a disproportionate amount of resources and management attention.  Our future operations and cash flows will depend to a significant degree upon our ability to operate Stewart efficiently, achieve the strategic operating objectives for our business and realize significant cost savings and synergies.  Our management team may encounter unforeseen difficulties in managing the integration.  In order to successfully combine and operate our businesses, our management team will need to focus on realizing anticipated synergies and cost savings on a timely basis while maintaining the efficiency of our operations.  Any substantial diversion of management attention or difficulties in operating the combined business could affect our revenues and ability to achieve operational, financial and strategic objectives.

Our historical and unaudited combined financial information may not be representative of our results as a combined company.

The historical financial information included in this offering memorandum is constructed from the separate financial statements of SCI and Stewart for periods prior to the consummation of the Acquisition.  The unaudited combined financial information presented in this offering memorandum is based in part on certain assumptions regarding the Acquisition, particularly with respect to estimated cost savings that we expect to achieve, that we believe are reasonable.  We cannot assure you that our assumptions will prove to be accurate over time.  Accordingly, the historical and unaudited combined financial information included in this offering memorandum may not reflect what our results of operations and financial condition would have been had we been a combined entity during the periods presented, or what our results of operations and financial condition will be in the future.  The challenge of integrating previously independent businesses makes evaluating our combined business and our future financial prospects as a combined company difficult.  Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently organized or combined companies.

The Acquisition may result in unexpected consequences to our business and results of operations.

Although Stewart’s business will generally be subject to risks similar to those to which we are subject to in our existing operations, we may not have discovered all risks applicable to Stewart’s business during the due diligence process and such risks may not be discovered prior to closing.  Some of these risks could produce unexpected and unwanted consequences for us.  Undiscovered risks may result in us incurring financial liabilities, which could be material and have a negative impact on our business operations.

We may fail to consummate the Acquisition with Stewart.

The closing of the Acquisition is subject to certain customary conditions, including the approval of Stewart’s stockholders and the receipt of antitrust regulatory approvals.  There can be no assurance that we and Stewart will obtain such approvals or satisfy the other conditions to consummation of the Acquisition and related transactions on such schedule or at all.  All outstanding notes are subject to special mandatory redemption in the event that the Acquisition and related transactions described in this offering memorandum are not consummated on or prior to February 28, 2014.  All of the outstanding notes may also be redeemed at our option, in whole, but not in part, at any time prior to February 28, 2014, if, in our sole judgment, the Acquisition and related transactions will not be consummated by that date, or if the Merger Agreement is terminated.  The redemption price in each case will be 100% of aggregate initial offering price of the notes (after giving effect to any original issue discount), plus accrued and unpaid interest to the redemption date.  See “Description of the notes—Escrow of proceeds; special mandatory redemption”.  We cannot assure you that we and Stewart will obtain the necessary approvals and satisfy the conditions to consummate the Acquisition.  If the Acquisition does not close, the notes will be subject to a special mandatory redemption and you may be unable to find similar investments.

The Acquisition may require us to pursue divestitures; therefore, we may not realize the anticipated benefits of the Acquisition.

The Merger Agreement requires us to agree to divest assets representing up to $60 million of EBITDA (as defined in the Merger Agreement) for the 12 months ended January 31, 2013 (in the case of Stewart assets) or March 31, 2013 (in the case of SCI assets), plus certain funeral homes and cemeteries located in Wisconsin, as necessary to obtain regulatory approvals, including antitrust regulations, for the Acquisition.  If we are forced to divest certain assets, we may not be able to achieve all of the anticipated benefits of the Acquisition.  The unaudited combined financial information contained elsewhere in this offering memorandum does not reflect any such divestitures.  Additionally, if we are forced to divest assets quickly to meet regulatory approvals, we cannot guarantee that we will obtain a full market price for these assets.